UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 9, 2008

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On May 6, 2008, Southern Connecticut Bancorp, Inc. and its subsidiary The Bank of Southern Connecticut entered into an employment agreement with Stephen V. Ciancarelli.  The material terms of the agreement are summarized in Item 5.02 of this current report on Form 8-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2008, Southern Connecticut Bancorp, Inc. (the “Company”) appointed Stephen V. Ciancarelli to serve as the Company’s Chief Financial Officer.  Mr. Ciancarelli’s appointment was announced in a press release issued by the Company on May 9, 2008.

Mr. Ciancarelli, age 53, previously served as Chief Financial Officer for Essex Corporation, a subsidiary of John Hancock Life Insurance Company that is a wholesaler of mutual funds, annuities and life insurance.

The Company and its subsidiary, The Bank of Southern Connecticut, entered into an employment agreement with Stephen V. Ciancarelli effective as of May 6, 2008.  The following description of the Agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K.

Under the Agreement, Mr. Ciancarelli will serve as the Senior Vice President and Chief Financial Officer of the Company through May 4, 2010, unless the Company terminates the Agreement earlier under the terms of the Agreement.  Mr. Ciancarelli will receive an annual base salary of $150,000 through May 4, 2009, and $165,000 for the period beginning on May 5, 2009 and ending on May 4, 2010.  Mr. Ciancarelli will be eligible for salary increases and other merit bonuses at the discretion of the Company’s board of directors.

Mr. Ciancarelli will receive 3,000 shares of restricted stock which will vest in equal installments of 1,000 shares on May 5, 2009, May 5, 2010 and May 5, 2011.  Mr. Ciancarelli will be provided with health and life insurance, will be reimbursed for certain business expenses, and will be eligible to participate in the profit sharing or 401(k) plan of the Company (or its subsidiary).

If Mr. Ciancarelli’s employment is terminated or his salary reduced as a result of a “Business Combination” (as defined in the Agreement), he will, subject to certain conditions, be entitled to receive a lump sum payment equal to two times his base annual salary in effect at the time of termination plus the amount of his bonus for the prior calendar year, and all of his previously granted shares of restricted stock will immediately become fully vested.  Mr. Ciancarelli also will be entitled to a continuation of benefits under the Agreement for the balance of the unexpired term of his employment, which will be paid at his option as a lump sum payment or ratably over the balance of the unexpired term.

If Mr. Ciancarelli’s employment is terminated for any reason (other than for cause, or as the result of his death or disability), he will be entitled to a continuation of benefits under the Agreement for the balance of the unexpired term of his employment, which will be paid at his option as a lump sum payment or ratably over the balance of the unexpired term.

ITEM 8.01 Other Events.

On May 9, 2008, the Company issued a press release announcing the hiring of Mr. Ciancarelli as its Chief Financial Officer.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, entered into as of May 6, 2008, among Stephen V. Ciancarelli, Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut.
99.1	Press release of Southern Connecticut Bancorp, Inc. issued May 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008	SOUTHERN CONNECTICUT BANCORP, INC. /s/ John H. Howland John H. Howland President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, entered into as of May 6, 2008, among Stephen V. Ciancarelli, Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut.
99.1	Press release of Southern Connecticut Bancorp, Inc. issued May 9, 2008.